UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2003

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-399-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

On July 10, 2003, The Interpublic Group of Companies, Inc. (“Interpublic” or “the Company”) completed the sale of its NFO WorldGroup (“NFO”) research unit to Taylor Nelson Sofres PLC (“TNS”). The consideration for the sale was $415.6 million in cash, together with approximately 11.7 million ordinary shares of TNS (which had an approximate market value of $35.4 million as of July 10, 2003). TNS will pay the Company an additional $10 million in cash approximately one year after the sale in the event the stock price of TNS continues to exceed certain levels.

The disposal of NFO requires that the results of NFO be classified as a discontinued operation in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The accompanying financial statements have been presented to show the impact of classifying the results of NFO as a discontinued operation for all periods presented. Interpublic is principally filing this Form 8-K to present its annual report on Form 10-K for the year ended December 31, 2002 to reflect the impact of this required reclassification stemming from the divestiture.

Exhibit 99.1 to this Form 8-K, which is incorporated by reference herein, amends and replaces Parts I through III of the annual report on Form 10-K for the year ended December 31, 2002 that was filed by the Company on March 28, 2003. This exhibit includes such reclassified consolidated financial statements (together with other information relating to such reclassified consolidated financial statements) and the Company’s amended management’s discussion and analysis of financial condition and results of operations.

For disclosures relating to periods subsequent to December 31, 2002, please see the Company’s reports filed with the Securities and Exchange Commission with respect to such subsequent periods, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

STATEMENT REGARDING FORWARD LOOKING DISCLOSURE

This current report on Form 8-K, including the Items in the attached Exhibit 99.1, including “Business,” “Factors that May Affect the Company’s Financial Condition or Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements. Statements in this Annual Report that are not historical facts, including statements about the Company’s beliefs and expectations, particularly regarding recent business and economic trends, the impact of litigation, dispositions, impairment charges, the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, those associated with the effects of global, national and regional economic and political conditions, the Company’s ability to attract new clients and retain existing clients, the financial success of the Company’s clients, developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, and the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities.

The Company’s liquidity could be adversely affected if it is unable to access capital or to raise proceeds from asset sales. In addition, the Company could be adversely affected by developments in connection with the purported class actions and derivative suits that it is defending or the SEC investigation relating to the

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restatement of the Company’s financial statements. The Company’s financial condition and future results of operations could also be adversely affected if the Company recognizes additional impairment charges due to future events or in the event of other adverse accounting-related developments.

At any given time the Company may be engaged in a number of preliminary discussions that may result in one or more acquisitions or dispositions. These opportunities require confidentiality and from time to time give rise to bidding scenarios that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

The success of recent or contemplated future acquisitions will depend on the effective integration of newly-acquired and existing businesses into the Company’s current operations. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract new personnel and clients.

Investors should evaluate any statements made by the Company in light of these important factors.

AVAILABLE INFORMATION

Information regarding the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports, will be made available, free of charge, at the Company’s website at www.interpublic.com, as soon as reasonably practicable after the Company electronically files such reports with or furnishes them to the Securities and Exchange Commission. Any document that the Company files with the SEC may also be read and copied at the SEC’s public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings are also available to the public from the SEC’s website at http://www.sec.gov/, and at the offices of the New York Stock Exchange. For further information on obtaining copies of the Company’s public filings at the New York Stock Exchange, please call (212) 656-5060.

Item 7.    Financial Statements and Exhibits

Exhibit 23.1: Consent of PricewaterhouseCoopers LLP

Exhibit 23.2: Consent of J.H. Cohn LLP

Exhibit 99.1: Parts I through III of the Company’s annual report on Form 10-K for the year ended December 31, 2002, as revised.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: September 9, 2003	By:	/S/ NICHOLAS J. CAMERA

Nicholas J. Camera Senior Vice President, General Counsel and Secretary

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